DATED 2021 WEST LONDON & SUBURBAN PROPERTY INVESTMENTS LIMITED and MISSION-MEDIA LIMITED __________________________________________________ LEASE of Part Ground and Part First Floors, 19-23 Fitzroy Street and 35-39 (odd) Maple Street London __________________________________________________ DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F 22 April

DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

LEASE DETAILS

Landlord's title number: NGL744527

Date	:	22 April 2021
Landlord	:	**WEST LONDON & SUBURBAN PROPERTY INVESTMENTS LIMITED** (registered in England number 00538148) whose registered office is at 25 Savile Row, London W1S 2ER
Tenant	:	**MISSION-MEDIA LIMITED** (registered in England number 04745677) whose registered office is at 32 Shelton Street, London, WC2H 9JE
Break Date	:	22 April 2024
Contractual Term	:	A term commencing on and including 22 April 2021 and expiring on and including 21 April 2026
Full Rent Date	:	22 February 2022
Permitted Use	:	High class office use within Class E(g)(i) of the Schedule to the Town and Country Planning (Use Classes) Order 1987 as amended and in force at 1 September 2020 only and not any amendment or re-enactment of the same made after that date
Premises	:	Part ground and part first floors of 19-23 (odd) Fitzroy Street and 35-39 (odd) Maple Street, London
Reduced Rent		Three hundred and three thousand, two hundred and ninety two pounds (£303,292) per annum exclusive of VAT (but inclusive of service charge, insurance rent and non-domestic rates)
Rent Commencement Date	:	22 April 2021
Yearly Rent	:	Four hundred and seventy thousand and eighty pounds (£470,080) per annum exclusive of VAT (but inclusive of service charge, insurance rent and non-domestic rates)

Contents 1. INTERPRETATION 1 2. DEMISE 6 3. TENANT’S COVENANTS 7 4. LANDLORD’S COVENANTS 7 5. RE-ENTRY 7 6. PROVISIONS 9 7. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999 9 8. TENANT BREAK CLAUSE 9 9. GUARANTOR 9 11. SUSTAINABILITY 10 12. CHARITABLE DONATION 10 13. LANDLORD AND TENANT ACT 1954 11 Schedule 1 The Premises 12 Schedule 2 Easements Granted 13 Schedule 3 Easements and rights reserved 15 Schedule 4 Tenant’s covenants 17 Schedule 5 Landlord’s covenants 28 Schedule 6 Insurance provisions 30 Schedule 7 Further provisions 36 Schedule 8 Services 40 Schedule 9 Guarantor 42 DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

THIS LEASE is made on the date specified in the Lease Details between the Landlord and the Tenant. THIS DEED WITNESSES as follows: 1. INTERPRETATION 1.1 In this Lease, except where the context otherwise requires: “Building” means the land and buildings of which the Premises form part known as 19-23 (odd) Fitzroy Street and 35 to 39 (odd) Maple Street, London (as altered from time to time) the location of which is shown edged red on Plan 1 together with any additional land or structures which the Landlord from time to time reasonably designates as part of the Building having regard to the interests of good estate management; “Common Parts” means: (a) all external areas in or forming part of the Building from time to time intended for the common use of more than one tenant or occupier or which are not designed to be let to occupational tenants; and (b) any internal areas in or forming part of the Building (but excluding any areas above (and excluding) the first floor of the Building) from time to time intended for the common use of more than one tenant or occupier including the Tenant or which are not designated to be let to the occupational tenants; “Conduits” means tanks, pipes, sprinklers, wires, cables, drains, meters, ducts, trunking, sewers, gutters and associated apparatus and other similar items; “ending of the Term” means the coming to an end of the Term in any way including expiration, termination, surrender, frustration and forfeiture; “Energy Management Plan” means the energy management plan for the Building as may be provided to the Tenant and amended from time to time; “Energy Performance Certificate” means an energy performance certificate as defined in regulation 2(1) of the Energy Performance of Buildings (England and Wales) Regulations 2012; DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

2 “Environmental Performance” means all or any of the following arising from the operation or use of the Premises and/or the Building: (a) energy consumption; (b) water consumption and discharge; (c) waste generation and management (including recycling); (d) generation and/or emission of greenhouse gases; and (e) other adverse environmental impacts; “Environmental Performance Data” means data in respect of: (a) energy consumption; (b) water consumption and discharge; and (c) waste generation and management (including recycling), relating to the Premises and/or the Building; “Glazed Frontage” means the glazed frontage from ground to first floor of the Building shown labelled ‘2730’ on Plan 2; “Group Company” means in respect of a person (the “relevant person”): (a) a company which is a subsidiary or holding company of the relevant person or any subsidiary of such holding company from time to time; or (b) a company in which another person has a controlling interest where that other person also holds a controlling interest in the relevant person (and for this purpose a person has a controlling interest if, had that person been a company, the other company and the relevant person would have each been its subsidiary), and for the purposes of this definition “subsidiary” and “holding company” have the meanings given to them in section 1159 of and Schedule 6 to the Companies Act 2006; DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

3 “Guarantor” means the Guarantor specified in the Lease Details (if any) and where the context admits references to the Guarantor include any person which guarantees the performance of the Tenant’s obligations from time to time; “Insured Risks” means: (a) fire, lightning, earthquake, explosion, aircraft (other than hostile aircraft) and other aerial devices or articles dropped therefrom, terrorism, riot, civil commotion, malicious damage, storm or tempest, bursting or overflowing of water tanks apparatus or pipes, flood and impact by road vehicles, subsidence, landslip and heave; and (b) such other risks as the Landlord may from time to time consider it prudent to insure; “Interest” means interest at the rate of 4% per annum over the base rate of HSBC Bank Plc from time to time (as well after as before judgement); “Inventory Items” means the items listed in the inventory schedule appended to this Lease at the Appendix; “Landlord” means the Landlord specified in the Lease Details or such other person as may for the time being be entitled to the reversion immediately expectant on the ending of the Term; “Landlord’s Interest” means the whole of the interest in reversion immediately expectant on the ending of the Term; “Lease” means this deed and any instrument made under it or supplemental to it; “Outgoings” means (in relation to the Premises) all non-domestic rates (including for unoccupied property), water rates, water charges and all existing and future rates, taxes, charges, assessments, impositions and outgoings whatsoever (whether parliamentary or local) which are now or may be at any time payable, charged or assessed on property, or the owner or occupier of property or relate to the occupation use or enjoyment of property; “Plan 1, Plan 2, Plan 3 etc” means each of the plans so numbered and annexed to DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

4 this Lease; “Premises” means the Premises specified in the Lease Details and more particularly described in Schedule 1; “Principal Yearly Rent” means the Yearly Rent specified in the Lease Details; “Reduced Rent Period” means the period from and including the Rent Commencement Date to but excluding the Full Rent Date; “Service Hours” means 7 a.m. to 7 p.m. Monday to Friday excluding Bank and Public Holidays; “Statute” means: (a) an Act of Parliament and any subordinate legislation; or (b) a law, decree or direction of the European Community or other supranational body having effect as law in the United Kingdom now or from time to time in force; “Superior Landlord” means any persons for the time being entitled to the reversion whether immediate or not to any lease under which the Landlord holds its interest in the Premises; “Superior Lease” means the lease of the Premises dated 31 October 1996 made between (1) Galliard Homes Limited and (2) West London & Suburban Property Investments Limited (as varied and supplemented from time to time) and any other lease in reversion to this Lease (whether immediate or not); “Systems” means the heating, ventilating, air conditioning, cooling, security, access control entry, fire detection, fire suppression and building management systems serving the Building; “Telecoms Operator” means a person to whom section 106 of the Communications Act 2003 applies; “Telecoms Wayleave” means any wayleave agreement which may be entered into between the Landlord and a Telecoms Operator in relation to the provision of telecommunications and data services to the Premises and/or the installation of cabling and ancillary equipment at the Building for such purposes, in such DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

This official copy is incomplete without the preceding notes page. Plan 1 DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

FIRE ESCAPE OFFICE DEMISE MAPLE STREET C L E V E L A N D M E W S F I T Z R O Y S T R E E T 2 7 3 0 H O W L A N D S T R E E T C O N W A Y M E W S H E R T F O R D P L A C E F I T Z R O Y S T R E E T M A P L E P L A C E C O N W A Y S T R E E T F I T Z R O Y S T R E E T M A P L E S T R E E T C L E V E L A N D M E W S 01 GROUND FLOOR PLAN PROPOSED The Old Library, 119 Cholmley Gardens, London. NW6 1AA t: 0207 435 1144 e: info@dmfk.co.uk w: www.dmfk.co.uk Project Drawn By Scale @ A1 Scale @ A3Project No. Drawing Title Checked ByDrawing No. dMFK 1:1001:50JSHWGround Floor Lease Plan19 Fitzroy StreetA1012195 0 1 2 3 4 5M N 02 SITE LOCATION PLAN 1:2500 N Plan 2 DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

Plan 3 DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

19 - 23 FITZROY STREET - CAR PARK PLAN Escape ladder & Escape ladder & hatch to 5 6 7 8 9 10 11 12 13 hatch to street level street level 15 3 2 1 Refuse Lift Chamber Shaft LEB Switch Pumps Room Ramp Roller Shutter Gas meter 4 14 16 17 18 Plan 4DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

5 form as the Landlord may in its discretion require; “Tenant” means the Tenant specified in the Lease Details and its successors in title and assigns; “Term” means the Contractual Term specified in the Lease Details; “Terrace” means the terrace shown hatched green on Plan 3; “Uninsured Damage” has the meaning ascribed to it in paragraph 7.1 of Schedule 6; “VAT” means value added tax or other tax of a similar nature; “Working Day” means any day from Monday to Friday (inclusive) which is not Christmas Day, Good Friday or a statutory bank holiday; “1954 Act” means the Landlord and Tenant Act 1954; and “1995 Act” means the Landlord and Tenant (Covenants) Act 1995. 1.2 In this Lease, unless otherwise specified: 1.2.1 a reference to a Statute shall be construed as a reference to it as it may have been or may in the future be amended, modified or re-enacted and to any regulation, statutory instrument, order, byelaw, direction or other provision that may have been made or may in the future be made under it save in respect of section 1159 of and Schedule 6 to the Companies Act 2006 and the Town and Country Planning (Use Classes) Order 1987; 1.2.2 a reference to costs payable by the Tenant or against which the Tenant is to indemnify the Landlord includes but is not limited to all proper solicitors’, surveyors’, architects’ and other fees, disbursements and irrecoverable VAT and other expenditure properly incurred by the Landlord on its own account or by the insurers or any other person interested in the Premises; 1.2.3 the expressions “landlord covenant” and “tenant covenant” have the meanings ascribed to them by section 28(1) of the 1995 Act and relate to the tenancy created by this Lease; 1.2.4 references to persons include firms, companies, bodies corporate and natural persons; 1.2.5 references to “any default of the Tenant” or “the Tenant’s default” include any act, default or omission of the Tenant or any person on the Premises with the express or implied consent of the Tenant; DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

6 1.2.6 where the consent of the Landlord is required for any matter pursuant to this Lease, that consent may only be given by the completion of a deed that contains the terms of the consent agreed between the parties, unless the Landlord elects in writing to waive this requirement; 1.2.7 where this Lease provides that the consent or approval of the Landlord is not to be unreasonably withheld this shall be construed as meaning that such approval or consent shall not be unreasonably withheld or delayed; 1.2.8 a covenant by the Tenant not to do any act, matter or thing includes a covenant not to cause or permit or suffer the doing of it; 1.2.9 all agreements and obligations by any party contained in this Lease (whether or not expressed to be covenants) shall be deemed to be, and shall be construed as, covenants by such party; 1.2.10 where a party consists of two or more persons the obligations of such persons shall be joint and several; 1.2.11 a reference to a clause or a Schedule is a reference to a clause of or a schedule to this Lease; 1.2.12 rights of entry reserved to the Landlord under this Lease may also be exercised by any Superior Landlord and those authorised by the Landlord or any Superior Landlord; 1.2.13 any rights easements and privileges reserved to the Landlord under this Lease and the benefit of all other provisions which may be exercised under this Lease by the Landlord shall also be for the benefit of and be exercisable by any Superior Landlord for the time being); 1.2.14 a reference to a paragraph is a reference to a paragraph of the Schedule in which the reference appears and a reference to a sub-paragraph is to a sub- paragraph of the paragraph in which the reference appears; and 1.2.15 headings to clauses and paragraphs are for convenience only and do not affect the interpretation of this Lease. 1.3 This Lease incorporates the Lease Details first before written and words and expressions used in this Lease shall have the meanings ascribed to them in the Lease Details unless the context requires otherwise. 2. DEMISE 2.1 In consideration of the rents reserved by this Lease and the covenants on the part of the Tenant the Landlord with full title guarantee lets the Premises to the Tenant for the Contractual Term together with the rights specified in Schedule 2 (in common with the Landlord and all other persons similarly entitled) except and reserved to the Landlord and all persons authorised by the Landlord or otherwise entitled the easements and rights specified in Schedule 3 and subject to all covenants, conditions and restrictions (if DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

7 any) to which any reversion immediately or mediately expectant on the Term may be subject, yielding and paying to the Landlord: 2.1.1 during and in respect of the Reduced Rent Period the Reduced Rent by quarterly payments in advance on the usual quarter days in every year such payments to be made by banker’s standing order or otherwise as the Landlord may require the first payment in respect of the period commencing on and including the Rent Commencement Date up to but excluding the quarter day immediately thereafter to be made on the Rent Commencement Date; 2.1.2 subject to clause 2.2, with effect from and including the Full Rent Date the Principal Yearly Rent by equal quarterly payments in advance on the usual quarter days in every year such payments to be made by banker’s standing order or otherwise as the Landlord may require the first payment in respect of the period commencing on and including the Full Rent Date up to but excluding the quarter day immediately thereafter to be made on the quarter day immediately before the Full Rent Date: 2.1.3 by way of additional rent the sums referred to in paragraph 2.3 of Schedule 4 the first payment in respect of the period commencing on and including the date of this Lease to be made on the date of this Lease; 2.1.4 by way of additional rent any VAT whether or not such tax is imposed as a result of an election by or with the consent of the Landlord; and 2.1.5 by way of additional rent Interest payable by the Tenant under the terms of this Lease. 2.2 If the Tenant does not exercise its right to terminate this Lease pursuant to clause 8.1, the Reduced Rent shall be payable in place of the Principal Yearly Rent in respect of the period from and including 2024 to and including 2024. 3. TENANT’S COVENANTS The Tenant covenants with the Landlord in accordance with Schedule 4 and to observe and perform the conditions contained in this Lease. 4. LANDLORD’S COVENANTS The Landlord covenants with the Tenant in accordance with Schedule 5. 5. RE-ENTRY Without prejudice to any other rights or remedies of the Landlord if: 5.1 any of the rents reserved by this Lease is in arrears for 21 days after it becomes due (whether or not it has been legally demanded); or DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F 22 October22 April

8 5.2 there is any breach of any of the Tenant’s covenants in this Lease; or 5.3 the Tenant or any guarantor who at any time guarantees the obligations of the Tenant: 5.3.1 proposes or enters into any scheme, compromise, moratorium or arrangement with any of its creditors; or 5.3.2 has an execution, distress, sequestration or other process levied on any of its assets which is not discharged within 14 days; or 5.3.3 by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; 5.3.4 being a company incorporated in the United Kingdom: (a) is struck off the register of companies; or (b) being an unlimited company is registered with limited liability; or (c) has an application for an administration order made or an administration order is made; or (d) has a notice of intention to appoint an administrator given or the prescribed documents in connection with the appointment of an administrator are filed at court or an administrator is appointed; or (e) has a winding up order made against it or it otherwise enters into a voluntary winding up (other than a voluntary winding up of a solvent company for the purpose of amalgamation or reconstruction); or (f) has a receiver or administrative receiver appointed over all or any of its assets or has an encumbrancer take possession or exercise any power of sale over all or any of its assets; or (g) is deemed to be unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986; or 5.3.5 being an individual: (a) has a petition presented for his bankruptcy or has a bankruptcy order made against him; or (b) is the subject of an order or appointment under section 253, 273 or 286 of the Insolvency Act 1986; or (c) is unable to pay his debts within the meaning of sections 267 and 268 of the Insolvency Act 1986; or DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

9 5.4 any circumstances exist or event occurs with respect to the Tenant or any such guarantor in any jurisdiction which has an effect equivalent or similar to any of those mentioned in this clause, then the Landlord may at any time re-enter the Premises or any part in the name of the whole and forfeit this Lease whereupon this Lease and the Term created by it shall come to an end. 6. PROVISIONS This Lease incorporates: 6.1 the insurance provisions in Schedule 6; and 6.2 the further provisions in Schedule 7, and the Landlord and the Tenant covenant with one another to comply with their respective obligations in such schedules. 7. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999 The parties to this Lease do not intend that any term of this Lease is to be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Lease. 8. TENANT BREAK CLAUSE 8.1 Subject to the pre-conditions in clause 8.2 being satisfied, the Tenant may terminate this Lease on the Break Date by giving the Landlord not less than six months’ prior written notice. This Lease will then terminate on the Break Date but without prejudice to the rights of either party against the other for any antecedent breach. 8.2 The pre-conditions are that: 8.2.1 on the Break Date the Tenant returns the Premises to the Landlord free from the Tenant’s own occupation and that of any third party or the right to occupation of any third party whatsoever; and 8.2.2 both on the date of service of the notice and on the Break Date all Principal Yearly Rent and Reduced Rent has been paid in full. 8.3 Within 30 days from the date of such termination the Landlord will refund to the Tenant any Principal Yearly Rent or Reduced Rent which the Tenant has paid in advance for any period beyond the expiry of the notice. 9. GUARANTOR The Guarantor in consideration of this Lease having been granted to the Tenant at the request of the Guarantor covenants with and guarantees to the Landlord as set out in Schedule 9. DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

10 10. SUSTAINABILITY 10.1 The Landlord and the Tenant confirm that they wish to promote and improve the Environmental Performance of the Premises and the Building and shall: 10.1.1 co-operate with each other to identify appropriate strategies for the improvement of the Environmental Performance of the Premises and the Building; 10.1.2 share information in relation to their respective initiatives in relation to Environmental Performance (including net zero carbon targets and carbon offsetting); 10.1.3 co-operate and use reasonable endeavours to agree and comply with the Energy Management Plan to aid the sustainability of resource use (including, without limitation, a green travel plan and such other environmental policies issued by the Landlord to the Tenant from time to time); 10.1.4 maintain and share Environmental Performance Data and other information reasonably required to monitor Environmental Performance 10.1.5 use reasonable endeavours to ensure that the Building is used and any services provided under Schedule 8 are performed: (a) in accordance with any Energy Management Plan; and (b) in a way which improves Environmental Performance; and 10.1.6 use reasonable endeavours to agree to improvements to any services provided under Schedule 8 which are reasonably likely to improve Environmental Performance. 10.2 The Tenant shall fully co-operate with and assist the Landlord in obtaining Environmental Performance Data, including by providing to the Landlord: 10.2.1 readings from utility meters located within the Premises on request by the Landlord and in any event no less frequently than monthly; and 10.2.2 such other information, data and documents in relation to the Tenant’s consumption of gas, electricity and other utilities at the Premises as the Landlord reasonably requests including, without limitation, details in such form as the Landlord may reasonably require of contracts for the supply of energy and other utilities (including details of Renewable Energy Guarantees of Origin (REGO) or Renewable Gas Guarantees of Origin (RGGO) certification) and their dates of expiry or renewal. 11. CHARITABLE DONATION On the occasion of the grant of this Lease but on a purely voluntary basis the Landlord and the Tenant will each make a gift of £100.00 for every year of the Contractual Term DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

11 to support Teenage Cancer Trust (registered charity number 1062559) which will be paid in full on completion of this Lease. 12. LANDLORD AND TENANT ACT 1954 12.1 The parties confirm that: 12.1.1 the Landlord has served a notice on the Tenant, as required by section 38A(3)(a) of the 1954 Act, applying to the tenancy created by this Lease, before this Lease was entered into; and 12.1.2 , who was duly authorised by the Tenant to do so, made a statutory declaration dated 2021 in accordance with the requirements of section 38A(3)(b) of the 1954 Act. 12.2 The parties agree that the provisions of sections 24 to 28 of the 1954 Act are excluded in relation to the tenancy created by this Lease. 12.3 The parties certify that there is no agreement for lease to which this Lease gives effect. IN WITNESS whereof the Landlord and the Tenant have executed this document as a deed the day and year first before written. DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F 22 April Peri Hassan

12 Schedule 1 The Premises 1. All those parts of the ground and first floor of the Building shown edged red on Plans 2 and 3 including: 1.1 the internal doors, frame, equipment and fitments and any glass in the doors of the Premises and any secondary glazing in the windows of the Premises; 1.2 the entrance doors to the Premises and their equipment and fitments; 1.3 the internal plaster or other surfaces of load bearing walls and columns within the Premises and of walls which form boundaries of the Premises; 1.4 the whole of non-load bearing walls within the Premises; 1.5 the surface of the floor slab and ceiling slab; 1.6 the raised floor and supports and the void between the floor slab and raised floor; 1.7 the carpeting in the Premises; 1.8 the floor boxes in the Premises; 1.9 the lighting in the Premises; 1.10 all Conduits, plant and machinery now or after the date of this Lease installed in any part of the Building and exclusively serving the Premises; 1.11 the air conditioning units within and exclusively serving the Premises and their fitments and Conduits; 1.12 all sanitary ware in the Premises and associated Conduits; 1.13 all fixtures and fittings from time to time on the Premises; and 1.14 all additions and improvements to the Premises, but excluding the structural parts, load bearing framework, roof, foundations, external walls, window frames, the window furniture and glass in the windows, all risers, and the Conduits, plant and machinery within but not exclusively serving the Premises. DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

13 Schedule 2 Easements Granted 1. The right of passage and running of water, soil, gas and electricity in and through the Conduits now or after the date of this Lease installed in any part of the Building. 2. The right to use the main entrance to the Building and the Common Parts leading from such main entrance to enter and leave the Premises (and not for any deliveries to the Premises) and for such other purpose as the Landlord may specify from time to time. 3. The right of escape in cases of emergency through the Common Parts and along the escape routes through those parts of the Building designated by the Landlord from time to time to a place of safety or the public highway. 4. The right of support and protection for the Premises as now enjoyed from the rest of the Building. 5. Subject to the conditions set out in paragraph 6, the exclusive right to use the Terrace for peaceful functions and recreational purposes appropriate to and in keeping with an office building and ancillary to the occupier’s use of the Premises permitted by paragraph 13 of Schedule 4 but in no circumstances shall the Terrace be used for drinks parties or similar events in the ordinary course of the Tenant’s business. 6. The exercise of the right referred to in paragraph 5 is subject to the conditions that: 6.1 the Tenant shall: (i) keep the Terrace in a clean and tidy condition; (ii) not place any articles on the Terrace except for furniture approved by the Landlord (such approval not to be unreasonably withheld if such furniture is in keeping with the design, style and furnishings of the rest of the Building) which is sufficiently secured to the surface of the Terrace in a manner approved by the Landlord (such approval not to be unreasonably withheld or delayed) or which is removed from the Terrace every night of the Term; (iii) not make any alterations or additions to or cause any damage to the Terrace; (iv) not play any music on the Terrace; (v) not hold any exhibition, public meeting or public entertainment on the Terrace; (vi) not do anything which may be a disturbance, nuisance or cause damage to the Landlord or other tenants and occupiers of the Building; (vii) not use any cooking equipment on the Terrace; DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

14 (viii) not permit persons to smoke on the Terrace; and (ix) not allow any rubbish to accumulate on the Terrace; 6.2 the Landlord has the right to enter onto the Terrace for the purpose of repairing, maintaining, cleaning, renewing and replacing the Terrace; and 6.3 the Landlord shall not be responsible or liable to the Tenant or the Tenant’s licensees or any other person for any accident, happening or injury suffered on the Terrace. 7. Subject to observing and performing any regulations governing use made by the Landlord from time to time, the exclusive right at the Tenant’s own risk to use the bicycle racks within the parking space numbered 16 on the lower ground floor of the Building as shown on Plan 4 for the storage of 12 bicycles belonging to occupiers of the Premises. 8. Subject to observing and performing any reasonable regulations governing use made by the Landlord from time to time, all laws and regulations relating to health and safety and the requirements and recommendations of the insurers, the exclusive right at the Tenant’s own risk to use the parking space numbered 13 on the lower ground floor of the Building as shown on Plan 4 for the placing during the Term of a storage container or storage containers commensurate with the size of the parking space and approved by the Landlord (acting reasonably and provided that if within two working days of having received from the Tenant sufficient plans and specifications for such storage container(s), the Landlord has not notified the Tenant that either (i) the storage container(s) is/are approved or (ii) the storage container(s) is/are not approved and provided a reason or reasons for not having approved the storage container(s) then such approval shall be deemed to have been given) for use in connection with the Tenant’s use of the Premises subject to the Tenant making good any damage caused to the Building in connection with the exercise of this right without delay and subject also to the Tenant removing from such parking space by the ending of the Term all storage containers and other items that may have been placed on such parking space and to make good all damage caused by such removal. 9. The right to run Conduits through the tenant’s risers within the Building as required in accordance with the Tenant’s use of the Premises in accordance with the Permitted Use, provided that the route and specification of all Conduits are to be first approved by the Landlord (such approval not to be unreasonably withheld provided that the Landlord shall be entitled to withhold its approval where such Conduits would or might (in the Landlord’s opinion) cause overloading). DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

15 Schedule 3 Easements and rights reserved 1. The right to erect or alter or to consent to the erection or alteration of any other part of the Building or of any other adjoining or neighbouring property (whether belonging to the Landlord or to any third party) notwithstanding that such erection or alteration may diminish the access of light and air enjoyed by the Premises and the right to deal with any such property as it may think fit. 2. The right of free and uninterrupted passage and running of all services or supplies through all existing or future Conduits in on or under the Premises and serving or capable of serving other parts of the Building or any other adjoining or neighbouring property together with the right to enter upon the Premises to inspect, connect into, repair, maintain and replace any such Conduits. 3. The right to enter and remain upon the Premises in connection with the erection, alteration, improvement, repair or maintenance of the Building or any adjoining or neighbouring property and for such purpose to underpin, shore up and bond and tie into the structure of the Premises. 4. The right to enter and remain upon the Premises in order to inspect, alter, repair, maintain, replace and connect into the risers (including any ductwork which is within or forms part of the risers) within the Building and the Conduits in such risers. 5. The right to lay or construct new Conduits in, on or under the Premises and to connect into such Conduits as are now or may hereafter be in on or under the Premises (other than Conduits capable of serving only the Premises). 6. The right temporarily to close any part of the Building other than the Premises but not so as to deny the Tenant access to the Premises. 7. The right to enter and remain upon the Premises in order to inspect, clean, maintain, repair, renew or replace the Terrace. 8. The right for the Landlord and other owners, tenants or occupiers of the Building or any adjoining or neighbouring property and their respective agents, workmen and employees to enter onto the Terrace with all necessary materials and appliances for access to the roof of the Building. 9. The rights and liberties to enter upon the Premises in the circumstances in which in the covenants by the Tenant contained in this Lease the Tenant covenants to permit such entry. 10. The right of support and protection for the Building and the Landlord’s adjoining or neighbouring property as now enjoyed from the Premises. 11. All easements, quasi-easements, privileges and rights whatsoever now enjoyed by other parts of the Building or adjoining or neighbouring property in, under, over or in respect of the Premises as if such adjoining and neighbouring property and the DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

16 Premises had at all times heretofore been in separate ownership and occupation and such matters had been acquired by prescription or formal grant. 12. Without prejudice to the generality of paragraph 11, all rights of light and air which are now, or may at any time during the Term be, enjoyed by the Premises or by any owners or occupiers of the Premises from time to time. The exercise of the rights at paragraphs 2 (insofar as it relates to entering upon the Premises), 3, 4, 5, 7 and 8 shall be subject to the Landlord under this Lease entering: (a) after giving not less than 48 hours prior written (which shall for these purposes include e-mail) notice (save in cases of emergency when no notice shall be required); (b) only onto such part of the Premises and only for so long as is reasonably necessary in connection with such exercise; and (c) causing as little inconvenience as reasonably practicable and making good any damage caused to the Premises without unreasonable delay. DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

17 Schedule 4 Tenant’s covenants 1. RENT 1.1 To pay the rents reserved by this Lease at the times and in the manner specified without any deduction. 1.2 Not to exercise or seek to exercise any right or claim to withhold rent or any right or claim to set-off. 2. OUTGOINGS 2.1 To pay and discharge or indemnify the Landlord against all Outgoings (other than non- domestic rates) in respect of or in relation to the Premises (including in the absence of a direct assessment a fair proportion to be determined by the Landlord acting reasonably of any sum payable in respect of property of which the Premises form part) save for Outgoings arising from any dealing with the reversion to this Lease or the receipt of rents (but not excluding any VAT payable on them or insurance premium tax). 2.2 To pay all meter rents and for all water and fuel consumed on the Premises and services supplied to the Premises and to observe and perform at the Tenant’s expense all present and future regulations and requirements of the supply authorities and to keep the Landlord indemnified in respect of such regulations and requirements. 2.3 To pay to the Landlord or as the Landlord shall direct in respect of the Premises the costs and expenses incurred by the Landlord in respect of all electricity consumed on the Premises by way of on-account quarterly payments in advance on the usual quarter days in every year based on the Landlord’s estimate of the above costs and expenses to be incurred for or during such 12 month period as the Landlord may determine from time to time and, as soon as reasonably practicable after the end of such period, the Landlord shall calculate the actual costs incurred for or during such period and serve a summary of such costs on the Tenant and if the aggregate on-account payments made by the Tenant differs from the sums properly due then any sum due to the Landlord shall be paid on demand and any over-payment shall be allowed to the Tenant against the next on-account payment due under this paragraph or, in respect of the year immediately before the ending of the Term, shall be returned to the Tenant within 30 days after the ending of the Term. 2.4 If the Tenant disputes any element of the costs contained in any summary of the costs submitted by the Landlord to the Tenant under paragraph 2.3 of this Schedule then it must give notice in writing to that effect to the Landlord together with the detailed grounds on which it relies (the “Dispute Notice”) within one month of receipt of that summary. 2.5 The parties are to use their respective reasonable endeavours to agree any element of the total costs in dispute and in the absence of agreement within two months after receipt of the relevant Dispute Notice either party may refer the dispute for determination by a single arbitrator in accordance with the Arbitration Act 1996. DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

18 2.6 Notwithstanding the service of any Dispute Notice the Tenant’s liability for the total costs under paragraph 2.3 of this Schedule shall remain unless and to the extent that the arbitrator appointed under paragraph 2.5 of this Schedule determines that any part of that liability should be repaid by the Landlord or any additional amounts should be paid to the Landlord, when the Landlord shall procure that a duly corrected summary is submitted to the Tenant. Within 14 days of issue of that corrected summary the Landlord shall repay or the Tenant shall pay (as appropriate) such amount together with interest at the base rate of HSBC Bank Plc for the period from the date of payment by the Tenant to the date of actual repayment by the Landlord (in the case of the Landlord) and from the date on which the payment became due to the Landlord until the date of actual payment by the Tenant (in the case of the Tenant). 3. REPAIR To keep the Premises and the Inventory Items clean, tidy and in good condition and in whole or in part replace or renew them as necessary and to replace from time to time with others of no better quality all landlord’s fixtures and fittings which become obsolete or unusable save in the case of: 3.1.1 damage by Insured Risks (except to the extent the insurance effected by the Landlord is vitiated, avoided or forfeited or the payment of the policy monies is refused or withheld by reason of the Tenant’s default); and 3.1.2 Uninsured Damage. 4. DECORATION 4.1 In the last three months immediately before the ending of the Term to paint, clean or otherwise treat as the case may be the inside structure and other internal parts of the Premises and the inside of the window frames usually or requiring to be painted, cleaned or otherwise treated with at least two coats of good quality paint or other suitable material of good quality in a proper and workmanlike manner and subject to paragraph 4.2 generally to redecorate the interior of the Premises the colour and method of all such painting and other works of decoration in the last three months immediately before the ending of the Term to be approved by the Landlord, such approval not to be unreasonably withheld. 4.2 Not at any time during the Term to paint over or decorate any surfaces within the Premises which at the date of this Lease were exposed concrete surfaces. 5. CLEANING 5.1 To keep the Premises and the Terrace in a clean and tidy condition. 5.2 At least once in every month properly to clean the inside surfaces of the windows and window frames and all other glass in the Premises. 5.3 At least once in every month or more frequently if necessary properly to clean the inside surfaces of the Glazed Frontage. DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

19 6. YIELDING UP 6.1 At the ending of the Term: 6.1.1 quietly to yield up the Premises and the Inventory Items free from the Tenant’s own occupation and that of any third party or the right to occupation of any third party whatsoever, in a condition consistent with the due performance and observance by the Tenant of its covenants in this Lease; 6.1.2 (unless the Landlord requires otherwise in writing) to remove from the Premises prior to the ending of the Term all lessee’s and trade fixtures and fittings and other property belonging to the Tenant or to any third party and to ensure that the Tenant’s or any other person’s telecommunications and other cabling (if any) serving the Premises (whether exclusively or together with other premises) has been properly isolated as appropriate; 6.1.3 if any alterations or additions have been made to the Premises by the Tenant or any person deriving title under the Tenant to reinstate the Premises (unless directed not to do so by the Landlord in writing not less than three months’ prior to the ending of the Term, and such direction may relate to all or part of the works) to the state and condition they were in prior to the making of the alterations and additions; 6.1.4 to remove from the Building every sign, notice or other notification belonging to the Tenant or any person deriving title under the Tenant; and 6.1.5 to make good all damage caused by the removal of fittings, furniture and effects, and signs, notices or other notifications, to the reasonable satisfaction of the Landlord. 6.2 If the Tenant fails to leave the Premises in such condition to pay to the Landlord as a debt due on demand the proper cost of remedying such default and the Tenant acknowledges that any cabling and other items which may remain in the Premises at the ending of the Term may be stripped out by the Landlord. The Tenant agrees and acknowledges that the Landlord shall have no liability for any loss, claim, damage, inconvenience or interruption (including without limitation any loss or interruption of business) which may be caused to the Tenant or to any other person by the removal of, or any damage to, any cabling or other items which remain at the Premises at the ending of the Term. 7. STATUTES 7.1 To comply with all Statutes and the requirements or directions of any government department, local authority or other competent authority affecting the Premises or their use and occupation. 7.2 To execute all works and obtain all certificates and licences and provide and maintain all arrangements which by or under any Statute or any such requirement or direction are or DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

20 may be directed or required to be executed, obtained, provided or maintained upon or in respect of the Premises whether by the Landlord or the Tenant. 7.3 Not to do or omit to do on the Building anything by reason of which the Landlord may under any Statute or any such requirement or direction incur or have imposed upon it or become liable to pay any penalty, damages, compensation, costs, levies, charges or expenses. 7.4 As soon as reasonably possible following receipt to deliver to the Landlord a copy of any communication from a government department, local authority or other competent authority affecting the Premises and to make or join in making such objections, representations or appeals against or in respect of it as the Landlord may require. 8. PLANNING 8.1 Not to make any application for planning permission or to implement any planning permission. 8.2 Not to object to any planning application made in connection with the development of any adjoining or neighbouring property of the Landlord or of any Group Company of the Landlord. 9. ENTRY UPON THE PREMISES 9.1 To permit the Landlord and persons authorised by the Landlord to enter the Premises at reasonable times after not less than 48 hours’ prior written (which shall for these purposes include e-mail) notice (except in an emergency) and where requisite to remain with or without workmen, materials and equipment: 9.1.1 to alter, maintain or repair any adjoining property or its services; 9.1.2 in connection with the development of any other part of the Building or any adjoining property or their services; 9.1.3 measuring, preparing drawings and carrying out tests in connection with any proposals the Landlord may have for the Building or its adjoining or neighbouring property; 9.1.4 in connection with the easements and rights reserved by this Lease; 9.1.5 to comply with such covenants, conditions and restrictions (if any) as may affect any reversion on the Term; 9.1.6 to inspect the Premises and the Inventory Items; 9.1.7 to complete an inventory of the landlord’s fixtures and fittings; 9.1.8 to measure or value the Premises; 9.1.9 to remedy any breach of the Tenant’s covenants in this Lease; DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

21 9.1.10 in connection with the provision of the services referred to in Schedule 8; 9.1.11 to inspect the Premises for the purposes of preparing an Energy Performance Certificate; and 9.1.12 to install separate electricity or other energy or utility supplies to the Premises and/or install, operate or maintain equipment (whether fiscal meters, sub-meters or check meters or other equipment) to measure the supply of gas, electricity or other energy or utilities supplied to the Premises and/or collect such measurements, without payment for any annoyance or inconvenience caused to the occupiers of the Premises but subject to the persons entering causing as little inconvenience as reasonably practicable and making good any damage caused to the Premises without unreasonable delay. 9.2 To give immediate notice to the Landlord upon becoming aware of any destruction or damage to the Premises and of any defect which would or might give rise to any obligation on the Landlord’s part to do or refrain from doing any act or thing in order to comply with the duty of care imposed by the Defective Premises Act 1972. 10. BREACHES 10.1 To make good all breaches of the Tenant’s covenants in this Lease within one month after the giving of written notice by the Landlord to the Tenant or sooner if requisite. 10.2 If the Tenant continues to default in the performance of any of such covenants of which notice has been given to permit the Landlord and all persons authorised by either of them to take such steps as may be necessary or expedient to remedy the breaches and the proper costs (including professional and other expenses) incurred by the Landlord in so doing shall be paid by the Tenant to the Landlord on demand and if not so paid shall be a debt due from the Tenant to the Landlord and recoverable by action. 11. COSTS To indemnify the Landlord against all proper (and in the case of paragraph 11.8, reasonable) and properly incurred costs arising from or in contemplation of any of: 11.1 the enforcement of the Tenant’s covenants in this Lease or of the obligations of any person who at any time guarantees the obligations of the Tenant; 11.2 the preparation and service of any notices or proceedings under sections 146 and 147 of the Law of Property Act 1925 or the Leasehold Property (Repairs) Act 1938 and the inspection and supervision of any works required to be done; 11.3 the taking of any steps subsequent to any such notice notwithstanding forfeiture is avoided otherwise than by relief granted by the Court; 11.4 the effecting of any forfeiture not requiring such notice; DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

22 11.5 the recovery of sums properly due under this Lease; 11.6 the preparation and service of all notices and schedules (whether statutory or otherwise) relating to wants of repair to the Premises or other breaches of any of the Tenant’s covenants in this Lease and the inspection and supervision of any works required to be done whether served during the Term or after its ending; 11.7 the preparation and service of any notices, applications or proceedings under the 1995 Act; and 11.8 (save where a court holds such consent is unreasonably withheld or delayed) any application for a consent, licence or approval whether it is granted or refused or proffered subject to any qualification or condition or whether the application is withdrawn or abandoned. 12. ALTERATIONS 12.1 Not to make any alterations or additions to the Premises or any installations, Conduits, plant or machinery serving them except as provided in paragraph 12.2. 12.2 The Tenant may, as part of its initial fitting out works, install a curtain rail in a location approved by the Landlord provided that the Tenant has first obtained the Landlord’s written consent (such consent not to be unreasonably withheld). 12.3 Without prejudice to the preceding paragraphs, not to make: 12.3.1 any alterations to the appearance, style or type of the entrance doors to the Premises opening onto the Common Parts. 12.3.2 any alteration to the electrical installations of the Premises. 12.3.3 any alterations, additions, building across or infilling in respect of or affecting the external appearance of the Glazed Frontage; 12.3.4 any alterations which may adversely affect the asset rating in any Energy Performance Certificate in respect of the Premises and/or the Building; 12.3.5 any alterations to the Systems or carry out any alterations which would adversely affect the efficient operation of the Systems; or 12.3.6 any alterations or additions or do anything which invalidates or prejudices any warranties, guarantees or latent defects insurance policy obtained by the Landlord from any third party in connection with the Building. 12.4 To remove on demand any alterations made in contravention of this paragraph or in respect of which any licence, approval, permission or consent is withdrawn or lapses and make good all damage caused by such removal and restore all parts of the DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

23 Premises affected to a good and substantial condition under the supervision and to the satisfaction of the Landlord. 13. USE 13.1 Not to use the Premises otherwise than for the Permitted Use. 13.2 Not to use the Premises: 13.2.1 for any dangerous, noxious, noisy, offensive, illegal or immoral purpose; 13.2.2 for any purpose which causes a nuisance, damage or inconvenience to the Landlord or the owners or occupiers of any adjoining or neighbouring property. 13.2.3 as a betting shop or a betting office; 13.2.4 as offices to which members of the public are admitted or for any auction, public meeting, entertainment or exhibition; or 13.2.5 for the sale of alcohol for consumption either on or off the Premises. 13.3 To take all practical steps to prevent its servants, agents, visitors and all persons over whom the Tenant is able to exercise authority or control from smoking outside the Building or its immediate vicinity other than in any smoking area which may be designated by the Landlord. 13.4 Not to allow any person to sleep in the Premises nor to use the Premises for residential purposes. 14. NAMING, SIGNAGE, DISPLAY 14.1 Not to display on the Premises so as to be visible from outside any sign, fascia, poster, curtain or advertisement. 14.2 Not to display on the Premises so as to be visible from outside any blind other than a blind of the size and type conforming with the Landlord’s standard specification for the Building. 14.3 Not to place or display any sign, fascia, poster, curtain or advertisement within the Glazed Frontage, provided that while Mission-Media Limited (registered in England number 04745677) is the Tenant, the Tenant may display its usual corporate signage identifying the name of the Tenant within the Glazed Frontage, provided that: 14.3.1 the manner and position of such display and the style and size of such signage must be approved by the Landlord in advance (such approval not to be unreasonably withheld or delayed provided that the Landlord shall be under no obligation to give such approval if in the Landlord’s reasonable opinion such signage is not in keeping with the design, external appearance or character of the Premises or the Building); and DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

24 14.3.2 the Tenant shall not at any time cover or obstruct more than 10% of the surface area of the Glazed Frontage. 15. VIEWINGS To permit all persons authorised by the Landlord or its agents to view the Premises at reasonable times after not less than 48 hours’ prior written (which shall for these purposes include e-mail) notice and without interruption in connection with: 15.1 the disposal of the Landlord’s Interest; and 15.2 the re-letting of the Premises. 16. SECURITY ARRANGEMENTS 16.1 Not to leave the Premises continuously unoccupied for more than one month without notifying the Landlord and providing security and caretaking arrangements approved by the Landlord (such approval not to be unreasonably withheld) and complying with the proper requirements of its insurers. 16.2 To ensure that, at all times, the Landlord has particulars of the name, home address and home telephone number of at least two keyholders of the Premises. 17. OVERLOADING 17.1 Not to submit any part of the Building to any excessive load nor to suspend any excessive weight from the ceilings or structure. 17.2 Not to overload or obstruct any of the lifts or the Conduits serving the Premises or to discharge into any pipes, drains, or sewers any trade effluent or any harmful matter or substance. 17.3 Not to obstruct or interfere with the ventilating louvers and grilles situate in or serving the Premises and not to install or operate in the Premises any equipment, machinery or apparatus which may cause the efficiency of the Systems of the Building to be diminished or impaired or their balance interfered with. 17.4 Not to place any articles on the Terrace. 18. ENTRANCES AND SERVICE AREAS Not to load or unload or receive delivery of or dispatch goods otherwise than in the areas and through the entrances designated by the Landlord nor to leave any article or vehicle so that such areas or the entrances or roadways or means of access to the Building are blocked or so that access by others is precluded, hindered or inconvenienced. DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

25 19. RIGHTS OF LIGHT 19.1 Not to darken or obstruct any windows belonging to the Premises nor to accept payment or other consideration from anyone else doing so. 19.2 To give notice to the Landlord of any third party making or acquiring or attempting to make or acquire any encroachment or easement against the Premises and at the request of the Landlord to take such steps as the Landlord may reasonably require to prevent any such encroachment or easement being acquired, subject to any costs reasonably and properly incurred by the Tenant being borne by the Landlord. 20. ALIENATION Not to assign, underlet, part with or share occupation or possession, or charge the whole or any part of the Premises or any of the benefits or burdens of this Lease or any interest derived from it. 21. INDEMNITY To indemnify the Landlord against all actions, costs, claims, demands and expenses arising as a result of any breach or non-observance of the Tenant’s covenants in this Lease or the relevant operator’s obligations in any Telecoms Wayleave or by reason of any act or default of the Tenant or any person deriving title under the Tenant or their respective agents, servants or licensees. 22. PRODUCTION OF INFORMATION To produce on written demand: 22.1 such evidence as the Landlord may reasonably require to satisfy itself that the Tenant’s covenants in this Lease have been complied with and particulars of all derivative or occupational rights existing in respect of the Premises however remote or inferior; and 22.2 such financial information (including, but not limited to, the Tenant’s management accounts showing, among other things, the Tenant’s earnings before interest, taxation, depreciation and amortisation and profit before tax) as the Landlord may from time to time reasonably require in order to assess the Tenant’s ability to comply with its obligations under this Lease, but subject to the Landlord first entering into a written agreement with the Tenant to keep such financial information confidential (such agreement to be on a reasonable form proposed by the Tenant and approved by the Landlord acting reasonably). 23. INTEREST 23.1 To pay Interest on so much of the Principal Yearly Rent and Reduced Rent as remain unpaid after they have become due for payment. 23.2 To pay Interest on so much of the additional rents and any accrued interest and other monies (not being rent) payable under this Lease as remain unpaid for ten Working Days after (as the case may be): DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

26 23.2.1 demand in those cases where payment becomes due only on demand; or 23.2.2 the date on which they become due for payment by the Tenant, from the date of demand, or the date that they became due for payment, until payment is made to the Landlord. 23.3 To pay Interest under paragraph 23.1 for any period during which the Landlord properly refuses to accept the tender of payment because of an unremedied breach of covenant by the Tenant. 24. VAT 24.1 To pay an amount equal to all VAT payable in respect of any sum payable under this Lease so that any such sum is deemed to be tax exclusive. 24.2 Where the Tenant is to reimburse the Landlord for the costs or expenses of any supplies made to the Landlord, at the same time to pay or, as the case may be, indemnify the Landlord against all VAT input tax incurred by the Landlord in respect of those supplies save to the extent that the Landlord is entitled to repayment or credit in respect of such VAT input tax. 25. ENERGY PERFORMANCE CERTIFICATES 25.1 Not to commission an Energy Performance Certificate in respect of the Premises: 25.1.1 unless required to do so by the Energy Performance of Buildings (England and Wales) Regulations 2012; and 25.1.2 other than from an assessor approved by the Landlord, and to supply the Landlord with a copy of any Energy Performance Certificate in respect of the Premises commissioned by the Tenant (or on its behalf) promptly following receipt. 25.2 To co-operate with the Landlord, so far as is reasonably necessary, to allow the Landlord to commission an Energy Performance Certificate for the Premises or the Building (including by providing the Landlord with copies of any plans or other information held by the Tenant that would assist). 26. REGULATIONS To observe and perform and cause its servants, agents and licensees to observe and perform the rules and regulations made by the Landlord from time to time for the orderly and safe use of the Building and their facilities. DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

27 27. TITLE MATTERS To observe and perform all covenants, conditions and restrictions (if any) to which any reversion immediately or mediately expectant on the Term may be subject as at the date of this Lease. 28. NEW GUARANTOR If any Guarantor 28.1 being an individual (or where the Guarantor comprises more than one individual then any one or more of those individuals) dies or suffers or permits a bankruptcy order to be made; 28.2 being a company suffers or permits an administration order to be made against is or is wound up or ceases for any reason to maintain its corporate existence otherwise than for the purpose of amalgamation or reconstruction of a solvent company; or 28.3 being either any individual or company suffers distress or execution to be levied on its goods or if an interim official receiver or other receiver is appointed or if the Guarantor shall propose or make any composition or propose or enter into any voluntary arrangement with the creditors of the Guarantor or the Guarantor shall otherwise cease for any reason to be or remain liable under its covenants, then the Tenant shall within 21 days of any such event give notice thereof to the Landlord and if so required by the Landlord at the expense of the Tenant within two months to procure that some other company or persons reasonably acceptable to the Landlord covenants with the Landlord in the terms set out in Schedule 9 mutatis mutandis or in such other form as the Landlord shall reasonably require. 29. SUPERIOR INTEREST The Tenant must not breach any of the Landlord’s obligations (excluding payment of rents or other sums) relating to the Premises in the Superior Lease or any obligations affecting the freehold interest in the Premises insofar as the same relate to the Premises and the rights granted in this Lease DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

28 Schedule 5 Landlord’s covenants 1. QUIET ENJOYMENT The Tenant paying the rents reserved by this Lease and observing and performing the covenants on its part may peaceably hold and enjoy the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or in trust for it. 2. MITIGATION If any claim is made or threatened in writing against the Landlord by any third party in respect of which the Tenant is liable under this Lease to indemnify the Landlord (a “Claim”): 2.1 the Landlord shall give the Tenant written notice of the Claim as soon as reasonably practicable; 2.2 the Landlord shall consider any written representations made by the Tenant about any negotiations relating to the settlement of the Claim (subject to the rights powers and requirements of any insurers); and 2.3 the Landlord will not settle or compromise such Claim (subject to the rights powers and requirements of any insurers) without having given the Tenant reasonable opportunity to make representations. 3. SUPERIOR LEASE 3.1 To comply with the lessee’s obligations in the Superior Lease, save where such obligations are assumed by the Tenant under this Lease. 3.2 Where the Superior Landlord’s consent is required for any act under this Lease, to use reasonable endeavours to obtain it at the Tenant’s cost. 4. SERVICES 4.1 Subject to the following provisions of this paragraph: 4.1.1 the Landlord shall provide the services specified in Part 1 of Schedule 8 provided that the Landlord may discontinue and/or not provide any of these services if it considers in its reasonable opinion that it is in the interests of good estate management to do so; and 4.1.2 may provide the services specified in Part 2 of Schedule 8. 4.2 The Landlord shall not be liable for any failure to provide such services to the extent that the Landlord is prevented from doing so by any of the Insured Risks or other peril, accident, strike, shortage of materials or power or other cause beyond the Landlord’s control. DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

29 4.3 The Landlord shall not be under any obligation to continue to provide the services specified in Part 2 of Schedule 8 and may in its absolute discretion discontinue, suspend, vary, extend, alter or add to such services if the Landlord considers that by doing so the Building, its services or amenities may be improved or the management of the Building may be more efficiently conducted. 4.4 If the Tenant requires the provision of the heating and air conditioning referred to in paragraph 6 of Part 1 of Schedule 8 outside the Service Hours and gives reasonable notice in writing of such requirement to the Landlord the Landlord shall use its reasonable endeavours to provide such services at such time or times as the Tenant may reasonably require subject to the Tenant paying all proper costs associated with the provision of such services or where such services are requested or provided for other occupiers in the Building the share of those costs attributed to the Premises by the Landlord. DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

30 Schedule 6 Insurance provisions 1. INSURANCE 1.1 Subject to such insurance being readily available at acceptable rates and to any exclusions, excesses, conditions, and limitations imposed by the insurers or the underwriters, the Landlord covenants with the Tenant to insure in such office as the Landlord may nominate: 1.1.1 the Building against the Insured Risks in such a sum as the Landlord determines as being the full rebuilding and reinstatement cost (including sums for demolition and site clearance, architects’ and other fees, VAT and a due allowance for cost increases over the likely rebuilding period); 1.1.2 against at least three but not more than five years’ loss of Principal Yearly Rent from the Premises which may be calculated having regard to future rent increases; and 1.1.3 against public liability and property owner’s risks. 1.2 The Landlord shall not be obliged to insure any fixtures or fittings which may be installed by the Tenant or any tenant’s and trade fixtures and fittings. 1.3 If a risk or contingency itemised, or otherwise included, as one of the Insured Risks, can no longer be insured in the London insurance market, the risk or contingency shall cease to be treated as one of the Insured Risks from the time that cover is withdrawn until cover again becomes available in the London insurance market. 1.4 If a risk or contingency itemised, or otherwise included, as one of the Insured Risks, can no longer be insured in the London insurance market at reasonably commercial rates and on reasonably commercial conditions, the Landlord may in its absolute discretion withdraw such risk or contingency from cover and this risk or contingency shall cease to be treated as one of the Insured Risks from the date that the Landlord notifies the Tenant in writing that cover has been withdrawn until such date as the Landlord notifies the Tenant in writing that cover has been reinstated. 1.5 For all purposes under this Schedule 6, the Premises are not to be treated as incapable of occupation and use by reason only that the tenant’s fixtures and fittings have not been reinstated and replaced. 2. INSURANCE PARTICULARS The Landlord covenants with the Tenant: 2.1 to supply to the Tenant on written request (not more than once in each calendar year) particulars of the insurance effected under this Lease sufficient to enable the Tenant to know the full extent of the cover provided, the risks and the sums insured and any exclusions, excesses, conditions or limitations to which the policy is subject; DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

31 2.2 to use its reasonable endeavours to ensure the policies of insurance effected by the Landlord include provision for the general noting of the Tenant’s interest; and 2.3 to use its reasonable endeavours to procure that its insurers waive entitlement to rights of subrogation against the Tenant and their respective employees, workmen, agents and visitors except in instances of fraudulent malicious or criminal acts which they have caused or that the policy contains such a general condition. 3. REINSTATEMENT 3.1 If: 3.1.1 the Premises or any part of them shall be damaged or destroyed by any of the Insured Risks; or 3.1.2 the remainder of the Building or any part of it shall be damaged or destroyed by any of the Insured Risks so as to render the Premises unfit for occupation and use or inaccessible, then the Landlord shall (subject to paragraph 6) lay out the net proceeds of such insurance received by the Landlord in respect of such damage (other than any in respect of loss of rent) in the reinstatement, repair or rebuilding of the Premises, the remainder of the Building or any part thereof (as the case may be) (save for any tenant’s fixtures and fittings) to the extent so damaged or destroyed. The Landlord shall make up any shortfall in the proceeds of insurance out of its own monies. 3.2 When rebuilding, repairing or reinstating the Premises the Landlord may make variations to their previous design but so as to provide the Tenant with accommodation reasonably equivalent to the Premises. The provisions of this Lease, modified as necessary, shall apply to such accommodation. 3.3 To the extent that the insurance money is irrecoverable in whole or in part as a result of the Tenant’s default the Landlord shall not be obliged to comply with paragraph 3.1 unless and until the Tenant has paid in accordance with paragraph 4.4. 3.4 The Landlord shall not be obliged to comply with paragraph 3.1 if prevented from doing so by any of the following events: 3.4.1 failure to obtain any consents necessary to enable rebuilding, repair or reinstatement; 3.4.2 grant of any necessary consents subject to a condition with which it would be unreasonable in all the circumstances to expect the Landlord to comply; 3.4.3 some defect in the site so that rebuilding, repair or reinstatement could not reasonably be undertaken or could not be undertaken at reasonable cost; 3.4.4 inability to obtain access to the site to rebuild, repair or reinstate; or DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

32 3.4.5 war, act of God, government action, strike, lock-out or any other circumstance beyond the Landlord’s reasonable control, provided that in respect of paragraphs 3.4.1 and 3.4.2 the Landlord shall use its reasonable endeavours in order to comply with paragraph 3.1. 3.5 The Landlord shall have no obligations in respect of the reinstatement, repair or rebuilding of any of the Tenant’s fixtures and fittings or plant and equipment. 4. TENANT’S OBLIGATIONS The Tenant covenants with the Landlord: 4.1 not to do or bring or keep on the Premises anything which might increase the risk of damage by any of the Insured Risks; 4.2 not to do anything to cause the insurance effected on the Building or any adjoining or neighbouring property of the Landlord to become void or voidable or the premium to be increased; 4.3 to comply with the recommendations or requirements of the insurers of the Premises and the local fire officer; 4.4 if the Building or any adjoining or neighbouring property of the Landlord is damaged or destroyed by any risk insured against by the Landlord and the policy of insurance in respect of it is vitiated, avoided or forfeited or the payment of the policy monies or any part of them is refused or withheld by reason of any default of the Tenant then and in every such case to pay to the Landlord on the date when the policy monies would otherwise have been paid an amount equal to the sum so refused or withheld; and 4.5 not to insure the Premises against any risks which are from time to time insured against by the Landlord and to hold any monies received from any policy effected in breach of this paragraph upon trust for the Landlord. 5. CESSER OF RENT 5.1 If the Premises, the remainder of the Building or any part thereof (as the case may be) is damaged by any of the Insured Risks so as to render the Premises unfit for occupation and use and/or inaccessible and the insurance effected by the Landlord is not vitiated, avoided or forfeited or the payment of the insurance proceeds or of any part of them refused or withheld by reason of any default of the Tenant then the Reduced Rent or the Principal Yearly Rent (as applicable) or a fair proportion of them according to the nature and extent of the damage sustained will be suspended until the Premises (excluding fitting out works and replacement of contents, fixtures and fittings) are again fit for occupation and use and accessible or, if earlier, until the expiration of such period in respect of which loss of rent insurance may have been effected. 5.2 Any dispute arising under paragraph 5.1 is to be determined by a single arbitrator in accordance with the Arbitration Act 1996. DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

33 5.3 If paragraph 5.1 applies during the Reduced Rent Period then when the Reduced Rent or the Principal Yearly Rent (as applicable) again becomes payable the Tenant shall be entitled to the balance of any Reduced Rent Period which it would otherwise have enjoyed. 6. TERMINATION 6.1 If the Landlord is unable to rebuild or reinstate the Premises, the remainder of the Building or any part thereof (as the case may be) after loss or damage by any of the Insured Risks rendering the Premises unfit for occupation and use or inaccessible and within twelve months of the happening of the loss or damage so notifies the Tenant in writing the Landlord’s obligation in that respect and this Lease will determine and the Landlord will be entitled to retain the whole of the insurance moneys without prejudice to any further right or remedy of the Landlord. 6.2 If after damage or destruction of the Premises, the remainder of the Building or any part thereof (as the case may be) by any of the Insured Risks the Premises are unfit for occupation and use or inaccessible at the expiration of the period in respect of which the Landlord has effected insurance for loss of Principal Yearly Rent pursuant to paragraph 1.1.2 then at the expiration of such period either party may determine this Lease by notice in writing to the other and the Landlord’s obligation in that respect and this Lease will determine and the Landlord will be entitled to retain the whole of the insurance moneys without prejudice to any further right or remedy of either party, provided that no such notice may be served after the Premises are rendered fit for occupation and use and accessible (and any such notice that is served after that date shall have no effect). 6.3 Within 30 days from the date of determination of this Lease under paragraph 6.1 the Landlord will refund to the Tenant any Principal Yearly Rent and Reduced Rent which the Tenant has paid in advance for any period beyond the date of such determination. 7. UNINSURED DAMAGE 7.1 In this paragraph 7, “Uninsured Damage” means damage to or destruction of the whole or any part of the Premises or the remainder of the Building by any risks expressly specified in paragraph (a) of the definition of Insured Risks which renders the Premises unfit for occupation and use or inaccessible and which: (a) is not insured by reason of withdrawal of cover by the insurer and which is not otherwise available to be insured on the London insurance market; (b) is not insured by reason of withdrawal of cover by the Landlord on the grounds that cover cannot be placed in the London insurance market at reasonably commercial rates and on reasonably commercial conditions; or (c) is not insured or fully insured by reason of the operation of policy conditions, but damage or destruction by one of the Insured Risks does not become Uninsured Damage by reason only of: DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

34 (i) normal policy exclusion provisions in relation to a level of policy excess; (ii) rejection by the insurer of liability or some part of it due to vitiation by the Tenant; or (iii) infringement by the Landlord of policy conditions for the maintenance of cover. 7.2 The provisions of this paragraph apply if there is Uninsured Damage. 7.3 If Uninsured Damage occurs, then the Reduced Rent and the Principal Yearly Rent (as applicable) or a fair proportion of them according to the nature and extent of the damage sustained will be suspended until the Premises are again fit for occupation and use and accessible and paragraph 5.2 is to apply in case of dispute. 7.4 If paragraph 7.3 applies during the Reduced Rent Period then when the Reduced Rent or the Principal Yearly Rent (as applicable) again becomes payable the Tenant shall be entitled to the balance of any Reduced Rent Period which it would otherwise have enjoyed. 7.5 The Landlord may, by serving notice (an “Election Notice”) on the Tenant, elect to rebuild or reinstate the Building (but shall not thereby become liable for reinstating any tenant’s fixtures and fittings). 7.6 The Landlord may at any time before it has served an Election Notice decide not to rebuild or reinstate the Building and may accordingly terminate this Lease by giving written notice to the Tenant to that effect to expire immediately. 7.7 If the Landlord has not made an election under paragraph 7.5 within twelve months after the date of damage or destruction of the Building, the Tenant may terminate this Lease by giving to the Landlord written notice to that effect at any time thereafter to expire immediately unless the Landlord serves an Election Notice in the meantime. 7.8 If the Landlord serves an Election Notice: 7.8.1 the Landlord shall as soon as reasonably practicable use its reasonable endeavours to rebuild or reinstate the Building (but not any tenant’s fixtures and fittings) providing the cost of doing so out of its own resources; 7.8.2 when rebuilding, repairing or reinstating the Premises the Landlord may make variations to their previous design but so as to provide the Tenant with accommodation reasonably equivalent to the Premises and the provisions of this Lease, modified as necessary, shall apply to such accommodation; 7.8.3 the Landlord shall not be obliged to comply with paragraph 7.8.1 if prevented from doing so by any of the following events: (i) failure to obtain any consents necessary to enable rebuilding, repair or reinstatement; DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

35 (ii) grant of any necessary consents subject to a condition with which it would be unreasonable in all the circumstances to expect the Landlord to comply; (iii) some defect in the site so that rebuilding, repair or reinstatement could not reasonably be undertaken or could not be undertaken at reasonable cost; (iv) inability to obtain access to the site to rebuild, repair or reinstate; or (v) war, act of God, government action, strike, lock-out or any other circumstance beyond the Landlord’s reasonable control, provided that in respect of paragraphs 7.8.3(i) and 7.8.3(ii) the Landlord shall use its reasonable endeavours to comply with paragraph 7.8.1; 7.8.4 the Landlord shall have no obligations in respect of the reinstatement, repair or rebuilding of any of the Tenant’s fixtures and fittings or plant and equipment; and 7.8.5 if the damage or destruction has not been made good by the expiration of three years from the date of the Election Notice so that the whole or a material part of the Premises remains unfit for occupation and use or inaccessible either the Landlord or the Tenant may terminate this Lease by giving not less than six months’ notice to that effect to the other and this Lease will then terminate on the expiry of such notice unless the Premises are rendered fit for occupation and use before the expiry of the notice. 7.9 On the expiry of any notice of termination given under this paragraph 7, this Lease will terminate unless provided otherwise but without affecting any liability arising from a breach of covenant or condition which has occurred before then. Any insurance money received will belong to the Landlord. 7.10 Within 30 days from the date of determination of this Lease under this paragraph 7 the Landlord will refund to the Tenant any Principal Yearly Rent and Reduced Rent which the Tenant has paid in advance for any period beyond the date of such determination. DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

36 Schedule 7 Further provisions 1. LICENCES TO BE OBTAINED 1.1 Any licence, consent or approval required from the Landlord under this Lease is to be obtained before the act or event to which it applies is carried out or done and is effective only when given in writing. 1.2 Whether or not it says so expressly any such licence, consent or approval is conditional on the Tenant obtaining all requisite licences, consents, permissions or approvals from the relevant government department, local authority or other competent authorities and from the insurers and any other person interested in the Premises. 2. NO IMPLIED WARRANTY Nothing contained or implied in this Lease or in any such licence, consent or approval is to be taken to be a covenant, warranty or representation by the Landlord or its agents that the Premises can be or are fit to be used for the Permitted Use or any other purpose or that any alteration or addition or change of use which the Tenant may intend to carry out will not require the approval of the relevant government department, local authority or other competent authority or the insurers or any other person interested in the Premises. 3. NO IMPLIED EASEMENTS This Lease does not confer upon or include by reason of section 62 of the Law of Property Act 1925, by implication or otherwise in favour of the Tenant any right, privilege, estate or interest not expressly set out in this Lease in, through, over or upon any land or premises adjoining or near to the Premises or the air space over them or the ground below the foundations of them. 4. ADJOINING PROPERTY 4.1 Nothing contained or implied in this Lease imposes or is to be deemed to impose any restriction on the use of any other parts of the Building or adjoining or neighbouring property or give the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any covenant, agreement or condition entered into in respect of such property or to prevent or restrict its development. 4.2 Nothing contained or implied in this Lease gives or is to be deemed to give the Tenant the right to accept or receive any compensation or to seek any other remedy or redress in respect of the development of other parts of the Building or any adjoining or neighbouring property. 5. INSURANCE PREMIUMS Whenever any fire or other insurance is effected through the Landlord all sums allowed by way of commission belong absolutely to the Landlord and the Landlord is not required to account to the Tenant for them. DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

37 6. INTEREST RATES If it ceases to be practicable to determine interest rates by reference to the base rate of HSBC Bank Plc the Landlord may specify a reasonable alternative. 7. NO WAIVER No demand for or receipt of rent, no grant of any licence, consent or approval and no acceptance of any document for registration under this Lease by the Landlord or its agent with notice of a breach of any covenant on the part of the Tenant is or is to be deemed to be a waiver, wholly or partially, of any such breach but any such breach shall be deemed a continuing breach of covenant and neither the Tenant nor any person taking any estate or interest under or through the Tenant may set up any such demand, receipt, grant or acceptance in any action for forfeiture or otherwise. 8. NOTICES Any notice, request, demand or other instrument under this Lease shall be in writing and may be served either in accordance with section 23 of the Landlord and Tenant Act 1927 or, in the case of service on a person who is for the time being the Tenant or any guarantor for the Tenant by sending it by first class letter post addressed to that person at the Premises. 9. UNWANTED PROPERTY If after the ending of the Term any property remains in the Premises the Landlord may either in so far as the same is annexed to the Premises treat it as having reverted to the Landlord or as the agent of the Tenant (and the Landlord is appointed by the Tenant to act in that behalf) remove, store, and sell such property and then hold the proceeds of sale after deducting the costs and expenses of removal, storage and sale incurred by it to the order of the Tenant provided that the Tenant shall indemnify the Landlord against liability incurred by it to any third party whose property is dealt with by the Landlord. 10. EXCLUSION OF LIABILITY IN RESPECT OF SERVICES The Landlord will not be liable to the Tenant or any other person for any loss, damage or inconvenience which may be caused by: 10.1 temporary interruption of services during periods of inspection, maintenance, repair and renewal; 10.2 breakdown of or defect in any plant and machinery, services or Conduits in the Premises, the Building or neighbouring or adjoining property subject to the Landlord having used its reasonable endeavours to repair such plant, machinery or Conduits or to restore such service (as applicable) as soon as reasonably practicable; 10.3 any failure to perform any obligation in this Lease relating to the provision of services, unless the Tenant has given the Landlord written notice of the facts giving rise to that failure and allowed the Landlord a reasonable time to remedy the matter; or DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

38 10.4 events beyond the reasonable control of the Landlord. 11. ACCIDENTS The Landlord shall not be responsible to the Tenant or any other occupier of the Premises or their employees, agents or independent contractors for any: 11.1 accident, happening or injury suffered in the Premises; or 11.2 damage to, or loss of, any goods or property sustained in the Building (whether or not due to the failure of any security system for which the Landlord is responsible). 12. POWER TO DEAL WITH NEIGHBOURING LAND 12.1 The Landlord may deal as it thinks fit with the Building (other than the Premises) or any adjoining or neighbouring property (whether belonging to the Landlord or any third party) and may erect on or alter, or consent to the erection on or alteration of, such property irrespective of whether or not such erection or alterations diminish the light or air which may now or at any time during the Term be enjoyed by the Premises. 12.2 Without prejudice to paragraphs 1 and 12 of Schedule 3, any light or air enjoyed by the Tenant or any person deriving title from the Tenant over any part of the Building or any other adjoining or neighbouring property owned by the Landlord (or any Group Company of the Landlord) is for the purposes of section 3 of the Prescription Act 1832 enjoyed by the consent of the Landlord (acting, in the case of any adjoining or neighbouring property owned by a Group Company of the Landlord, as agent for that Group Company) unless and until revoked by the Landlord (or that Group Company of the Landlord). 13. LIMITS ON LANDLORD’S LIABILITY 13.1 The obligations on the Landlord contained or implied in this Lease, to the extent that they relate to any time after a person has parted with the Landlord’s Interest, will not be binding on or enforceable against a person after that person has parted with the Landlord’s Interest. 13.2 To the extent that a person retains liability for such obligations after having parted with the Landlord’s Interest, the Tenant agrees to release that person from such liability within four weeks of being notified in writing that such person has parted with the Landlord’s Interest and the release will have effect from the date of disposal of the Landlord’s Interest. 13.3 If the Landlord makes a request under section 6 or 7 of the 1995 Act (Release from covenants on assignment of the reversion), the Tenant agrees not to unreasonably withhold or delay the release requested. DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

39 14. INFORMATION RELATING TO THE TENANCY For the purposes of the Data Protection Act 1998 or otherwise, the Tenant agrees that information held by the Landlord relating to this tenancy may only be disclosed to third parties if and to the extent necessary for the management or disposal of the Premises. DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

40 Schedule 8 Services Part 1 1. The repair, decoration, maintenance, renewal, rebuilding, cleaning and upkeep of the structure, floor slabs, main walls, foundations, exterior and roof of the Building. 2. The cleaning, lighting, decoration, repair and maintenance of the Common Parts including any W.C. and shower facilities intended for common use, emergency and external lighting, and the external surface of the entrance doors to the premises let or intended to be let to tenants. 3. The cleaning of the inside and outside of the windows in the Common Parts and the cleaning of the outside of all other windows in the Building. 4. The repair, maintenance, renewal and replacement of the windows of the Building including the frames, glass, equipment and fitments relating to them. 5. The repair, maintenance, renewal and replacement of all Conduits in or about the Building other than those which are the responsibility of the Tenant or any other tenant or occupier of the Building. 6. The provision of hot water to the hot water taps in the Building and the provision during the Service Hours of such heating and air conditioning as may be appropriate in the prevailing climatic conditions. 7. The repair, maintenance, renewal, replacement and testing of the boilers and of all plant and equipment for or in connection with the supply of heating, air conditioning and hot and cold water to the Building. 8. The repair, maintenance, renewal and replacement of all lifts and of all plant and equipment for or in connection with the working and operation of all lifts in the Building. 9. The repair, maintenance, renewal and replacement of the blinds for the skylights within the Building and the systems controlling such blinds. 10. The inspection, repair, maintenance, cleaning, tidying, lighting, clearing snow, resurfacing, removal and replacement of the roads on the Building. 11. The repair, maintenance, renewal and replacement of any building management systems serving, operating and controlling plant, machinery, equipment and facilities at the Building. 12. The payment of rates, utilities (including meter rents), taxes or other outgoings in respect of the Common Parts. 13. The provision, repair, maintenance, renewal and improvement of fire alarm systems throughout the Building and fire extinguishing equipment throughout the Common Parts. DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

41 14. The carrying out in accordance with the directions of the insurers such works to any part of the Building as may be recommended or required by them. 15. The compliance with the requirements of any Statutes whether now in existence or hereafter to be made in respect of the Building or the user thereof. 16. The employment of a property manager, concierge, porter, caretaker, reception staff, security staff, cleaning staff, gardener or other staff for the maintenance and upkeep of and the provision of services in the Building. 17. The provision, repair, maintenance, renewal and replacement of all architectural and feature lighting within the Common Parts. Part 2 1. The provision of uniforms, overalls and protective clothing required in connection with their duties for employees or other staff referred to paragraph 16 of Part 1 above. 2. The provision of arrangements for the safety and security of the Building including the installation, repair, maintenance, renewal and replacement of a video entry phone system and door entry system and the cost of pest control services. 3. The provision, maintenance, renewal and replacement of planting in the Common Parts. 4. The carpeting and furnishing of the Common Parts. 5. The provision, repair, maintenance, renewal and improvement of any public address systems and sprinkler equipment through the Building. 6. The provision, repair, maintenance, renewal and replacement of all public art within the Building. 7. The provision, maintenance, renewal and replacement of all exterior planting, furniture and lighting within the Building. 8. The installation of separate energy supplies to part or parts of the Building and/or installation of sub-meters or separate meters to record energy supplied to a particular part or parts of the Building. DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

Schedule 9 Guarantor 1. GUARANTEE If the Tenant fails to comply with any of the covenants on the part of the Tenant and the conditions, provisions, agreements and declarations contained in this Lease, the Guarantor guarantees that it shall, on demand by the Landlord, immediately perform and discharge the obligations of the Tenant under them. 2. CONTINUING GUARANTEE The guarantee set out in paragraph 1 is a continuing guarantee and is additional to, and not in substitution for, any other security or guarantee which is or may be held by the Landlord from time to time in respect of the obligations of the Tenant under this Lease. 3. FORBEARANCE AND DELAY The Guarantor’s liability under paragraph 1 shall not be affected by any concession time, indulgence or release granted by the Landlord to the Tenant or by any other dealing or variation of this Lease, subject to section 18 of the 1995 Act, or anything else, whether relating to the Tenant, any co-guarantor or any other person, which would, but for this paragraph 3, operate to discharge or reduce that liability. 4. PRIMARY OBLIGATION If anything, including any legal limitation, disability, liquidation or other incapacity on the part of the Tenant or any disclaimer by a liquidator or trustees in bankruptcy, causes any of the Tenant’s obligations under this Lease and/or the guarantee set out in paragraph 1 to be or become invalid or unenforceable, the Guarantor shall perform and discharge all of the Tenant’s obligations under this Lease as if they were the primary obligations of the Guarantor. 5. INDEMNITY The Guarantor shall indemnify and keep indemnified the Landlord against all losses, liabilities, costs and expenses resulting from the failure of the Tenant to observe any of the covenants on the part of the Tenant and the conditions, provisions, agreements and declarations contained in this Lease. 6. SET OFF AND COUNTERCLAIMS The Guarantor shall make any payments due from it under this Schedule in full, without any deduction or withholding in respect of any claim, whether by way of set-off, counterclaim or otherwise, asserted from time to time by the Tenant or the Guarantor against the Landlord under this Lease or in respect of anything else. DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

43 7. RIGHTS AGAINST THE TENANT The Guarantor shall not exercise any rights which it may have against the Tenant arising from or otherwise relating to its guarantee under paragraph 1 or its other obligations under this Schedule unless and until all of the obligations of the Tenant and the Guarantor under this Lease have been performed and discharged. 8. ENFORCEMENT OF THE GUARANTEE The Landlord may claim under the guarantee set out in paragraph 1 without first making demand of the Tenant or taking any action to claim under or enforce the Tenant’s obligations under this Lease or any other right, security or other guarantee which it may hold from time to time in respect of the Tenant’s obligations under this Lease. 9. TO ACCEPT A NEW LEASE 9.1 In this paragraph 9, the following expressions mean: “Event of Default” means forfeiture of this Lease; the disclaimer of this Lease by either a trustee in bankruptcy of the Tenant, if the Tenant is an individual or a liquidator of the Tenant, if the Tenant is a company; the disclaimer of this Lease by the Crown, if the Lease becomes bona vacantia; or the striking off of the Tenant from the Register of Companies; “Landlord’s Notice” means a notice in writing requiring the Guarantor to take a New Lease served by the Landlord on the Guarantor within three months of an Event of Default coming to the Landlord’s knowledge; and “New Lease” means a lease of the Premises for a term commencing on the date of the Event of Default, expiring on the date the Contractual Term would have expired had there been no Event of Default, reserving rents equivalent to the rents reserved by this Lease and upon the same terms as this Lease. 9.2 If, following an Event of Default the Landlord serves a Landlord’s Notice, the Guarantor shall accept a New Lease, execute a counterpart of the New Lease and pay the Landlord’s solicitors’ costs and disbursements of and incidental to the grant of the New Lease. 10. UNCONDITIONAL GUARANTEE The Guarantor’s obligations under this Schedule, including its guarantees under paragraph 1, are unconditional and irrevocable. 11. NO ASSIGNMENT OF BENEFIT NECESSARY The benefit of the Guarantor’s obligations under this Schedule, including its guarantee under paragraph 1, shall pass to the Landlord’s successors in title to this Lease without the need for any assignment of the same. DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

44 12. DURATION OF GUARANTEE The guarantee in this Schedule 9 shall remain in full force and effect until the earlier of: 12.1 the determination of the Term; or 12.2 the date upon which the Tenant is released from liability under this Lease by virtue of section 11(2) of the 1995 Act, but without prejudice to any accrued right of action or remedy of the Landlord. 13. GENERAL If so required by the Landlord, the Guarantor will join in any instrument made under or collateral to this Lease for the purpose of acknowledging it is bound by it and that the obligations in this Lease extend to it. DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

45 Executed as a deed by WEST LONDON & SUBURBAN PROPERTIES LIMITED acting by a director and its secretary or by two directors: ………………………………………………. Director ………………………………………………. Director/Secretary 567662969 DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F 1066

Appendix Inventory Items DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F

FURNITURE INVENTORY

DERWENT
LONDON

Address: **19 Fitzroy Street**
London
W1T 4BQ
Reception, 1st Floor

Location	Line Item	Description	FINISH	IMAGES	QTY
GROUND FLOOR					
Open Plan Entrance	1	Benchmark Waney edged Victoria co-working table	Light Oak table top & Dark grey legs, 4 x power / data modules		1
Open plan entrance	2	Benchmark OVO chairs	Oak with leather seat		8
Open plan entrance	3	&Tradition Boomerang HM1 chair	Oiled walnut with Dedar Karakorum upholstery		2
Open Plan Entrance	4	Gubi pedrera coffee table	Brass base, glass top		1
FIRST					
Meeting room 1	5	Vintage pendant	Mid-century French, brass and glass		1
Meeting room 1	6	Benchmark Victoria meeting table	Oak with grey frame, 3400 x 1200 x 750 mm		1
Meeting room 1	7	Benchmark OVO chairs	Oak with leather seat		8

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Breakout seating area at top of stairs	8	&Tradition Lato side tables	Warm black and emparador marble		2
Area outside meeting room 1	9	Menu snaregard rectangular table	black oak veneer and black base		1
Area outside meeting room 1	10	Moulin chairs	Black frame, upolstered seat and back in Kvadrat Hallingdal		4
Reception lounge area	11	Massproductions Dandy 4-seater sofa w. 2 x orange velvet cushions	Upholstered in Bute tiree with walnut legs		1
Reception lounge area	12	Paprika lovett chairs	Upholstered in velvet		2
Reception lounge area	13	Tisbury Coffee table	Brown marble		1
Reception lounge area	14	Bellevue floor lamp	black and gold		1
Reception lounge area	15	Bespoke rug	Dark brown	No image available	1

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Kitchen	16	Benchmark OVO stools	Oak with leather seat		4
Workbench	17	Engelbrechts of Denmark Kevi stool	Brandy leather		11
Phone booth	18	Engelbrechts of Denmark Kevi stool	Brandy leather		1
Meeting room 2	19	Benchmark Victoria meeting table	oak with dark grey stained legs, power and data		1
Meeting room 2	20	Benchmark OVO chairs	Oak frame with leather seat pad		6
Open Plan Office	21	Benchmark Victoria worktables	3800 x 1500 x 750 mm oak with stained oak legs, power and data		6
Open Plan Office	22	Vitra Allstar task chair	Upholstered in hopsak		36
Open Plan Office	23	Tempio task light	Antique brass		12

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Open Plan Office	24	Bisley freestanding storage	2 x drawer unit		6
Open Plan Office	25	Freestanding storage	2 x door cupboard		6
Open Plan Office	26	Menu snaregade oval breakout table	black stained oak and black base		1
Open Plan Office	27	Arflex elettra breakout chairs	Black frame, upolstered seat and back in Kvadrat Hallingdal		6
Ground and First floors	28	&Tradition collect planters in silver grey	H650 X 550 dia mm x 4 planters, H450 X 600 dia mm x 5 planters		9
Ground and First floors	29	Plants	2 x Ficus Amstel King 170cm h, 3 x Kentia Palm 175cm h, 2 x Philodendron Xanadu 120cm h, 2 x Monstera deliciosa 150cm h		9
Ground	30	Artwork	Bjarne Troelstrup framed prints		2
First floor, meeting room 1	31	Artwork	Nathalie Guinamard collage		1

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First floor, meeting room 2 32 Artwork Nathalie Guinamard collage 1 First floor, open plan 33 Artwork Framed Hein Studio prints 2 Kitchen 34 Mugs No image available 48 Kitchen 35 Water Glasses No image available 48 Duly authorised to sign on behalf of: Signed: Date: LEGAL.210820152.2/SFRA Sheet1 Page 5 12.04.21 DocuSign Envelope ID: F3F571D4-7676-4E81-8EDF-6A83E308049F